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                                                                  Exhibit 10.39

                             WJAC ACQUISITION CORP.
                         3839 4TH STREET NORTH, STE 420
                         ST. PETERSBURG, FLORIDA  33703


October 1, 1997

STC Broadcasting, Inc.
3839 4th Street North, Suite 420
St. Petersburg, Florida  33703
Attn: David A. Fitz

Dear Dave:

         Reference is made to that certain Agreement and Plan of Merger, dated as of May 9, 1997 (the "Merger Agreement"), by and among WJAC, Incorporated, a Pennsylvania corporation (the "Company"), STC Broadcasting, Inc., a Delaware corporation ("Parent") and WJAC Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("Subsidiary"), pursuant to which Subsidiary shall merge with and into the Company, the separate corporate existence of Subsidiary shall cease, and the Company shall continue its corporate existence as a wholly-owned subsidiary of Parent.

         Subsidiary hereby requests that Parent loan to Subsidiary and Parent hereby agrees to loan to Subsidiary, an aggregate principal amount of Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) (the "Loan"). The proceeds from the Loan shall be used for the sole and exclusive purpose of consummating the Merger under the Merger Agreement.

         Contemporaneously with the closing under the Merger Agreement, (a) Subsidiary shall execute and deliver to Parent a promissory note in the form of Exhibit A attached hereto (the "Promissory Note"), and (b) Parent shall wire the $37,500,000 proceeds of the Loan as Subsidiary shall direct in written wire instructions delivered to Parent.

         This Letter Agreement, together with the attached the Promissory Note, sets forth the entire agreement between Subsidiary and Parent with respect to the Loan and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters.

         Please acknowledge your understanding of and agreement with the foregoing by signing this Letter Agreement in the space provided below and returning it to me. This Letter Agreement may be executed in counterparts.

                                        WJAC ACQUISITION CORP.

                                        By: /s/ Martin Ostrow
                                           -------------------------------
                                        Name:  Martin Ostrow
                                        Its:   President

Accepted and Agreed:

STC BROADCASTING, INC.
By:  /s/ David A. Fitz
   --------------------------
Name: David A. Fitz
Its:  Senior Vice President,
      Chief Financial Officer and Secretary


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                                   EXHIBIT A

                           FORM OF PROMISSORY NOTE
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                                PROMISSORY NOTE



$37,500,000
JOHNSTOWN, PENNSYLVANIA                                     October 1, 1997

         FOR VALUE RECEIVED, the undersigned, WJAC ACQUISITION CORP., a Pennsylvania corporation ("Subsidiary"), does hereby promise to pay to the order of STC BROADCASTING, INC., a Delaware corporation ("Parent"), at its offices located at 3839 4th Street North, Suite 420, St. Petersburg, Florida 33703, in lawful money of the United States, the original principal sum of Thirty-Seven Million Five Hundred Thousand and No/100 Dollars ($37,500,000), together with interest on the principal balance from time to time remaining unpaid, at the rate herein provided. The obligations of payment of principal and interest hereunder are hereinafter referred to as the "Indebtedness" and this Promissory Note is hereinafter referred to as this "Note."

1.  Payment of Interest.

             (a) Subsidiary promises to pay interest on the unpaid principal amount of this Note at an interest rate per annum equal to eleven percent (11%).

             (b) Interest shall be due and payable on the first day of March and September of each calendar year during the term of this Note, beginning on March 1, 1998.

             (c) If any payment of Indebtedness on this Note shall become due on a Saturday, Sunday or other day on which banks in New York, New York are legally closed, such payment shall be made on the next succeeding business day.

2. Payment of Principal. Principal on this Note, together with all accrued but unpaid interest thereon, shall be due and payable on the demand of Parent.

3. Prepayment. Subsidiary shall be entitled to prepay, in full or in part, without penalty, all sums due under this Note.

4. Remedies. Upon default in the payment of the amounts due hereunder which default has not been remedied within 10 days after written notice thereof is given by Parent to Subsidiary, then Parent may, at its sole discretion, declare the unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, to be immediately due and payable, and the same shall become and be due and payable, without presentment, demand, protest, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived, and Parent may exercise all other remedies available, at law, in equity or hereunder.

5. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of New York.

6. Acknowledgement. Parent and Subsidiary acknowledge that, from and after the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 9, 1997, by and among Parent, Subsidiary, and WJAC, Incorporated, a Pennsylvania corporation ("WJAC"), pursuant to which Subsidiary shall merge with and into WJAC, the Indebtedness evidenced by this Note shall be the responsibility and obligation of WJAC as if WJAC were the maker hereof.

EXECUTED as of the date set forth on the first page of this Note.



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                                        WJAC ACQUISITION CORP.,
                                        a Pennsylvania corporation

                                        By:  /s/ Martin Ostrow
                                           -----------------------------
                                        Name:    Martin Ostrow
                                        Title:   President

STC BROADCASTING, INC.,
a Delaware corporation


By:  /s/ David A. Fitz
   ---------------------------
Name:   David A. Fitz
Title:  CFO